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                        AMES DEPARTMENT STORES, INC.         Exhibit 20
                         OCTOBER  RESULTS VS. PLAN           Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                                   Fiscal 1997 Year-to-Date
                                                   ------------------------
                                                       Actual   Plan (a)
                                                     ---------  ---------
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents                       $46.1      $46.1

Cash Flow from Operations:
   Net Income (Loss)                                      5.0       (2.2)
   Non-Cash Income Tax Provision (Benefit)                2.6       (1.1)
   Other                                                  5.7        5.0
                                                     ---------  ---------
Cash Provided by (Used in) Operations                    13.3        1.7

Changes in Working Capital:
   FIFO Inventory (Increase) Decrease                  (194.2)    (179.6)
   Trade Payables Increase (Decrease)                    93.4       86.4
   All Other                                            (20.0)     (37.9)
                                                     ---------  ---------
Net Changes in Working Capital                         (120.8)    (131.1)

Capital Expenditures                                    (28.0)     (29.0)

Other:
   Short-Term Borrowings (Payments)- Revolver           137.7      155.0
   Capital Lease Payments                                (2.2)      (2.0)
   Long-Term Debt Payments                              (11.2)     (11.2)
   Store Closing and Other                              (16.2)      (5.3)
                                                     ---------  ---------
Total Other                                             108.1      136.5
                                                     ---------  ---------

Increase (Decrease) in Cash & Cash Equivalents          (27.4)     (21.9)
                                                     ---------  ---------

Ending Cash & Cash Equivalents                          $18.7      $24.2
                                                     =========  =========
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(a) As reported on Form 8-K dated August 7, 1997


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